Exhibit (b)(iv)

AMENDMENT NO. 1 TO THE
LIMITED GUARANTEE

This AMENDMENT NO. 1 (this “Amendment”) to the Limited Guarantee (the “Guarantee”) by Roofstock, Inc., a Delaware corporation (“Roofstock”), MHRE STR II, LLC, a Delaware limited liability company (“Miramar”), and TRT Investors 37, LLC, a Texas limited liability company (“TRT”, and together with Roofstock and Miramar, the “Guarantors”, and each a “Guarantor”), is in favor of Vacasa, Inc., a Delaware corporation (the “Guaranteed Party”), is made as of March 17, 2025 by and among the Guarantors and the Guaranteed Party.

RECITALS

WHEREAS, the Guarantors and the Guaranteed Party desire to amend the Guarantee as set forth below; and

WHEREAS, pursuant to Section 9 of the Guarantee, the Guarantee may be modified or amended pursuant to a written agreement signed by the Guaranteed Party and the Guarantors, each of which has duly executed this Amendment.

NOW, THEREFORE, the Guarantors and the Guaranteed Party agree to amend the Guarantee as follows:

1.
Definitions; References. Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Guarantee. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Guarantee” and each other similar reference contained in the Guarantee shall, from and after the execution of this Amendment, refer to the Guarantee as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Guarantee, as amended hereby, shall in all instances continue to refer to December 30, 2024, and references to “the date hereof” and “the date of this Guarantee” shall continue to refer to December 30, 2024.

2.	Amendment to Section 1. Section 1 of the Guarantee is hereby amended by deleting the reference to “$6,825,000” and inserting in lieu thereof “7,000,000”.

3.	Amendment to Annex A. The table set forth on Annex A of the Guarantee is hereby deleted and replaced in its entirety as set forth below:

Guarantor	Contribution Percentage
TRT Investors 37, LLC	19.57%
MHRE STR II, LLC	19.57%
Roofstock, Inc.	18.07%
Total:	57.21%

4.
Special Committee Approval. Pursuant to Section 9.10 of the Agreement and Plan of Merger, dated as of December 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Casago Holdings, LLC, a Delaware limited liability company, Vista Merger Sub II Inc., a Delaware corporation and a wholly owned Subsidiary of Parent, Vista Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent, and the Guaranteed Party, the Guaranteed Party hereby represents and warrants to each Guarantor that the Special Committee (as defined in the Merger Agreement) has consented to the execution, and the performance by the Guaranteed Party, of this Amendment.

5.
Effectiveness. This Amendment shall be effective and binding and the Guarantee shall be deemed amended upon its execution by the Guarantors and the Guaranteed Party. Except as expressly amended by Section 2 of this Amendment, all terms and provisions of the Guarantee shall be unmodified and remain in full force and effect. On and after the date hereof, each reference to the Guarantee shall mean and be a reference to the Guarantee as amended hereby, and this Amendment and the Guarantee shall be read together and construed as a single instrument.

6.	Other Miscellaneous Terms. The provisions contained in Sections 7, 9, 10, 11, 16 and 18 of the Guarantee are incorporated by reference in this Amendment mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first set forth above.

GUARANTEED PARTY:

VACASA, INC.

By:	/s/ Robert Greyber
	Name:	Robert Greyber
	Title:	Chief Executive Officer

GUARANTORS:

ROOFSTOCK, INC.

By:	/s/ Gary Beasley
	Name:	Gary Beasley
	Title:	Chief Executive Officer

MHRE STR II, LLC

By: MHRE Partners, LP,
a Delaware limited partnership

By: MHRE Partners GP, LLC
a Delaware limited liability company
its general partner

By:	/s/ Randy P. Evans
	Name:	Randy P. Evans
	Title:	Vice President and Treasurer

TRT INVESTORS 37, LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Vice President and Secretary

[Signature Page to Amendment to the Guarantee]